Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Partners and Stockholders of

Wheeler Real Estate Investment Trust, Inc. and

Affiliated Companies

Virginia Beach, Virginia

We consent to the use of our report herein and the reference to our firm under the heading “Experts” in the prospectus.

/s/ Cherry, Bekaert & Holland, L.L.P.

Virginia Beach, Virginia

February 14, 2012